As filed with the Securities and Exchange Commission on May 30, 2001

                                                File No.

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

                SYNCOR INTERNATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)

        Delaware                         85-0229124
(State of Incorporation)    (I.R.S. Employer Identification No.)

                       6464 Canoga Avenue
             Woodland Hills, California 91367-2407
            (Address of principal executive offices)

                SYNCOR INTERNATIONAL CORPORATION
                 NEW EMPLOYEE STOCK OPTION PLAN
                      (Full Title of Plan)

                     John S. Baumann, Esq.
                       6464 Canoga Avenue
             Woodland Hills, California 91367-2407
                         (818) 737-4492
   (Name, address and telephone number of agent for service)

        Approximate Date of Proposed Sale to Employees:
As soon as practicable after effective date of this Registration
                           Statement

                CALCULATION OF REGISTRATION FEE
Title of      Amount to    Proposed     Proposed     Amount of
securities    be           max.         max.         registration
to be         registered   offering     aggregate    fee
registered                 price per    offering
                           share (2)    price

Common        500,000      $29.79       $14,895,000  $3,723.75
Stock, par    shares (1)
value $ .05
per share


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares that may become issuable under the employee benefit plan described herein by reason of applicable antidilution provisions of the plan.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share has been calculated based on the average of the high and low price per share of the Company's common stock on May 29, 2001 as reported in the NASDAQ National Market.

                        EXPLANATORY NOTE

     On December 2, 1998, Syncor International Corporation (the "Company") filed a registration statement on Form S-8, file no. 333-68277, to register the shares issuable under its New Employee Stock Option Plan. On December 5, 2000, the Board of Directors of the Company voted to increase the number of shares available for grant under the Company's New Employee Stock Option Plan. This registration statement is filed for the sole purpose of registering such additional shares as permitted by General Instruction E of Form S-8.

     The Company's prior registration statement is incorporated by reference.

                             PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          The following documents filed with the Commission are incorporated in this registration statement by reference:

     1. The Annual Report on Form l0-K/A filed by the Company for the fiscal year ended December 31, 2000;

     2.   The Company's Proxy Statement for the Annual
          Meeting of the Stockholders on June 19, 2001;

     3. The Company's Quarterly Report on Form 10-Q filed by the Company for the quarter ended March
          31, 2001; and

     4. The description of the Company's common stock as set forth in the Registration Statement filed by the Company for such stock under Section 12 of the Securities Exchange Act of 1934, including all amendments to such description as set forth in all amendments filed to such Registration
          Statement or in any periodic report filed with the Commission pursuant to the provisions of such Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES


          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL


          Not applicable.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS


     Article VI of the By-Laws of the Company provides for the indemnification of each officer and director of the Company, to the fullest extent permitted by law, against all liability and loss, expenses, judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans. The Company, however, shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Company also has entered into Indemnity Agreements with the officers and directors of the Company pursuant to which an officer or director is entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article 10 of the Company's Restated Certificate of Incorporation states that a director shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the case of: (a) any breach of the director's duty of loyalty to the Company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation; (c) unlawful payment of dividends or unlawful stock purchase or redemption pursuant to Section 174 of Delaware's General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED


          Not applicable.

ITEM 8.   EXHIBITS


          4.1    Stock Certificate of Common Stock of the
                 Company filed as Exhibit 4.1 to the August 26,
                 1986 Form 10-K and incorporated herein by reference

          4.2 Rights Agreement dated as of September 28, 1999 between the Company and American Stock Transfer & Trust Company filed as Exhibit 4 to the Company's Current Report on Form 8-K dated September 28, 1999 and incorporated herein by reference

          4.3 The First Amendment to the New Employee Stock Option Plan, effective as of December 5, 2000 filed as Exhibit 10.34 to the Company's Form 10-K/A for the year ended December 31, 2000 (increasing number of shares subject to the Plan)

          5      Opinion Re Legality


         23.1    Consent of KPMG LLP

         23.2 Consent of John S. Baumann, Esq. (included as part of Exhibit 5)

         24 Power of Attorney (contained in the Section prior to the Signature Page filed with this registration statement)

ITEM 9.   UNDERTAKINGS


     (a)  The Company hereby undertakes:

          (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the caption designated "SIGNATURES", constitutes and appoints Monty Fu and Robert G. Funari, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.

                           SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills and State of California on May 30, 2001.

                          SYNCOR INTERNATIONAL CORPORATION



                          By /s/John S. Baumann
                             ---------------------------------
                            John S. Baumann
                            Senior Vice President, Secretary
                            and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                    DATE


/s/Monty Fu                 Chairman of the Board    May 30, 2001
--------------------------  and Director
Monty Fu


/s/Robert G. Funari         President, Chief         May 30, 2001
--------------------------  Executive Officer
Robert G. Funari            (Principal Executive
                            Officer) and Director


/s/William P. Forster       Senior Vice President    May 30, 2001
--------------------------  and Chief Financial
William P. Forster          Officer (Principal
                            Financial and
                            Accounting Officer)


/s/George S. Oki            Director                 May 30, 2001
--------------------------
George S. Oki


/s/Arnold E. Spnagler       Director                 May 30, 2001
--------------------------
Arnold E. Spangler


/s/Steven B. Gerber         Director                 May 30, 2001
--------------------------
Steven B. Gerber, M.D.


/s/Henry N. Wagner, Jr.     Director                 May 30, 2001
--------------------------
Henry N. Wagner, Jr., M.D.


/s/Gail R. Wilensky         Director                 May 30, 2001
--------------------------
Gail R. Wilensky, Ph.D.


/s/Ronald A. Williams       Director                 May 30, 2001
--------------------------
Ronald A. Williams


/s/Bernard Puckett          Director                 May 30, 2001
--------------------------
Bernard Puckett

                        INDEX OF EXHIBITS

Exhibit No.                                                  Page No.

    4.1          Stock Certificate of Common Stock
                 of the Company filed as Exhibit 4.1
                 to the August 26, 1986 Form 10-K and
                 incorporated herein by reference

    4.2          Rights Agreement dated as of September
                 28, 1999 between the Company and
                 American Stock Transfer & Trust Company
                 filed as Exhibit 4 to the Company's
                 Current Report on Form 8-K dated
                 September 28, 1999 and incorporated
                 herein by reference

    4.3          The First Amendment to the New Employee
                 Stock Option Plan, effective as of
                 December 5, 2000 filed as Exhibit 10.34
                 to the Company's Form 10-K/A for the year ended December 31, 2000 and incorporated herein by reference

    5            Opinion re Legality                           E-2

   23.1          Consent of KPMG LLP                           E-4

   23.2 Consent of John S. Baumann, Esq. (included as part of Exhibit 5)

   24            Power of Attorney (contained in section       5
                 prior to the Signature Page filed with
                 this registration statement)

                            EXHIBIT 5
                SYNCOR INTERNATIONAL CORPORATION



May 30, 2001

Syncor International Corporation
6464 Canoga Avenue
Woodland Hills, CA 91367-2407

Re:  Syncor International Corporation
     REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

I have been requested to render this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Syncor International Corporation, a Delaware corporation (the "Corporation"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock, $0.05 par value (the "Common Stock"), of the Corporation authorized for issuance under the Corporation's First Amendment to the New Employee Stock Option Plan.

As counsel to the Corporation, I have reviewed the Registration Statement and the Exhibits thereto, the Certificate of Incorporation and Bylaws of the Corporation, as amended to date, and the minutes of the proceedings of the Corporation's Board of Directors, and have also examined such other records, documents, instruments and certificates of certain officers of the Corporation, made such inquiries of officers of the Corporation, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and in reliance thereon, it is my opinion that the Common Stock has been duly authorized for issuance and will, when sold, be legally issued, fully paid and nonassessable.

The opinions the undersigned expresses herein are limited to matters involving New York law, the federal laws of the United
States, and, as to limited matters, the General Corporation Law of the State of Delaware.

This opinion is being furnished to you solely in connection with the Registration Statement. I hereby consent to the filing of this opinion, or any copies thereof, as an Exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,


/s/John S. Baumann
John S. Baumann
Senior Vice President, Secretary
and General Counsel

                          EXHIBIT 23.1
                  INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Syncor International Corporation


We consent to incorporation by reference in the registration statement on Form S-8 of Syncor International Corporation of our report dated February 14, 2001, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K/A of Syncor International Corporation.



                                        /s/KPMG LLP




Los Angeles, California
May 25, 2001